Exhibit 10.3

FORM OF ADMINISTRATION AGREEMENT

This Agreement (“Agreement”) is made as of [•], 2016 by and between Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), and OFS CAPITAL SERVICES, LLC, a Delaware limited liability company (“OFS Services”).

W I T N E S S E T H:

WHEREAS, the Company is a closed-end non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain OFS Services to provide administrative services to the Company, and OFS Services wishes to be retained to provide such services, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and OFS Services hereby agree as follows:

1. Duties of OFS Services.

(a) Employment of OFS Services. The Company hereby employs OFS Services to act as administrator of the Company and to perform, or oversee the performance of, the administrative services necessary for the operation of the Company, subject to the supervision and control of the Board of Directors of the Company (the “Board”), during the term hereof and upon the terms and conditions set forth in this Agreement. OFS Services hereby accepts such employment and agrees during the term hereof to render, or arrange for the rendering of, such services, subject to the reimbursement of costs and expenses provided for herein.

(b) Certain Services. Without limiting the generality of Section 1(a), OFS Services shall provide the Company with office facilities and equipment, necessary software licenses and subscriptions and clerical, bookkeeping and record keeping services at such facilities and such other services as OFS Services, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. OFS Services shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. OFS Services shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require OFS Services to, and OFS Services shall not, provide any advice or recommendation relating to the subject matter of, nor perform any of the investment advisory services described in, the Investment Advisory and Management Agreement, dated as of [•], 2016 (the “Investment Advisory Agreement”), between the Company and OFS Capital Management, LLC (the “Advisor”). OFS Services shall be responsible for the financial and other records that the Company is required to maintain and shall prepare reports to shareholders and all other reports and materials required to be filed with the Securities and Exchange Commission (the “SEC”) or any other regulatory authority. OFS Services shall provide, on the Company’s behalf, managerial assistance to those portfolio companies that have accepted the Company’s offer to provide such assistance. In addition, OFS Services shall assist the Company in determining and publishing the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns and the printing and disseminating of reports to shareholders, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

1

(c) Independent Contractor. OFS Services, and such others as it may arrange to provide services hereunder, shall for all purposes herein each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) Books and Records. OFS Services agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by OFS Services hereunder and shall maintain and keep such books, accounts and records in accordance with the Investment Company Act requirements. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, OFS Services agrees that all records that it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours and shall be promptly surrendered to the Company upon the termination of this Agreement or otherwise on written request. OFS Services further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act shall be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. OFS Services shall have the right to retain copies of such records, subject to observance of its confidentiality obligations under this Agreement.

2. Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by a party hereto to the other party regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, by judicial or administrative process or otherwise by applicable law or regulation.

3. Compensation; Allocation of Costs and Expenses.

(a) In full consideration of the provision of the services of OFS Services, the Company shall reimburse OFS Services for the costs and expenses incurred by OFS Services in performing its obligations hereunder, which shall be equal to an amount based on the Company’s allocable portion (subject to review and approval of the Board) of OFS Services’ overhead in performing its obligations under this Agreement, including rent, necessary software licenses and subscriptions and the allocable portion of the cost of the Company’s officers, including a chief executive officer, chief financial officer, chief compliance officer, chief accounting officer, and corporate secretary, if any, and their respective staffs. To the extent OFS Services outsources any of its functions, the Company shall pay the fees associated with such functions on a direct basis without profit to OFS Services.

2

(b) Other than those expenses specifically assumed by the Advisor pursuant to the Investment Advisory Agreement, the Company shall bear all costs and expenses that are incurred in its operation, administration and transactions, including those relating to:

(i)	organization of the Company;
(ii)	calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm);
(iii)	fees and expenses incurred by the Advisor payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on its prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments;
(iv)	interest payable on debt, if any, incurred to finance the Company’s investments;
(v)	sales and repurchases of the Company’s common stock and other securities;
(vi)	distributions on the Company’s common stock and other securities;
(vii)	investment advisory and management fees (including in respect of the operations of the Company’s small business investment company subsidiary);
(viii)	administration fees and expenses, if any, payable under this Agreement;
(ix)	the allocated costs incurred by OFS Services as administrator in providing managerial assistance to those portfolio companies of the Company that request it;
(x)	transfer agent, dividend paying and reinvestment agent and custodial fees and expenses;
(xi)	out-of-pocket fees and expenses associated with marketing efforts;
(xii)	federal and state registration fees;
(xiii)	all costs of registration and listing the Company’s shares on any securities exchange;
(xiv)	federal, state and local taxes;
(xv)	independent directors’ fees and expenses;
(xvi)	brokerage commissions;
(xvii)	costs of preparing and filing reports or other documents required by the SEC or other regulators;
(xviii)	costs of any reports, proxy statements or other notices to shareholders, including printing costs;
(xix)	the Company’s allocable portion of any fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;
(xx)	indemnification payments;
(xxi)	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;
(xxii)	proxy voting expenses; and
(xxiii)	all other expenses incurred by the Company or OFS Services in connection with administering the Company’s business.

3

4. Activities of OFS Services. The services of OFS Services to the Company are not exclusive, and OFS Services and/or any of its affiliates may engage in any other business or render similar or different services to others. It is understood that directors, officers, employees and shareholders of the Company are or may become interested in OFS Services and its affiliates, as directors, officers, employees, partners, shareholders, members, managers or otherwise, and that OFS Services and directors, officers, employees, partners, shareholders, members and managers of OFS Services and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

5. Limitation of Liability of OFS Services; Indemnification. OFS Services and its affiliates and its and its affiliates’ respective directors, officers, employees, members, managers, partners and shareholders, each of whom shall be deemed a third party beneficiary hereof (collectively, the “Indemnified Parties”) shall not be liable to the Company or its subsidiaries or its and its subsidiaries’ respective directors, officers, employees, members, managers, partners or shareholders for any action taken or omitted to be taken by OFS Services in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Indemnified Parties and hold them harmless from and against all claims or liabilities (including reasonable attorneys’ fees) and other expenses reasonably incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or in connection with the performance of any of OFS Services’ duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the foregoing provisions of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against, or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties, or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

4

6. Effectiveness, Duration and Termination.

(a) This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years after such date, and thereafter shall continue automatically for successive annual periods; provided that such continuance is specifically approved at least annually by:

(i) the vote of the Board, or by the vote of holders of a majority of the outstanding voting securities of the Company; and

(ii) the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party hereto, in accordance with the requirements of the Investment Company Act;

(b) This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by (i) the vote of holders of a majority of the outstanding voting securities of the Company, (ii) the vote of the Board or (iii) OFS Services.

(c) The provisions of Section 5 of this Agreement shall remain in full force and effect, and apply to OFS Services and its representatives as and to the extent applicable, and OFS Services shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, OFS Services shall be entitled to any amounts owed under Section 3 of this Agreement through the date of termination or expiration.

7. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. No assignment by either party permitted hereunder shall relieve the applicable party of its obligations under this Agreement. Any assignment by either party in accordance with the terms of this Agreement shall be pursuant to a written assignment agreement in which the assignee expressly assumes the assigning party’s rights and obligations hereunder.

8. Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto and the Indemnified Parties any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9. Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by both parties hereto.

10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties hereto unconditionally and irrevocably consent to the exclusive jurisdiction of the federal and state courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

5

11. No Waiver. The failure of either party hereto to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

13. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

15. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto at their respective principal executive office addresses.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to such subject matter.

17. Certain Matters of Construction.

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) The word “including” shall mean including without limitation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Hancock Park Corporate Income, Inc.

By:
Name:
Title:

OFS CAPITAL SERVICES, LLC

By:
Name:
Title:

7